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                                                                   Exhibit 23(a)







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Holophane Corporation on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Holophane Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Columbus, Ohio
November 18, 1997